UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2016

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 29, 2016, Unique-Intasco Canada, Inc. (the “Canadian Buyer”), a newly formed subsidiary of Unique Fabricating, Inc., (the “Company”) acquired the business and substantially all of the assets of Intasco Corporation, a Canadian based tape manufacturer, for a purchase price of approximately $26.5 million CAD in cash at closing. On the same date, Unique Fabricating NA, Inc. (the “US Buyer”), an existing subsidiary of the Company, purchased 100% of the outstanding capital stock of Intasco USA, Inc., a United States based tape manufacturer, for a purchase price of approximately $1 million CAD paid by the issuance of 70,797 shares of the Company's common stock, par value $0.001 per share. The shares issued are “restricted shares” issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. A portion of the purchase price is being held in escrow to fund the obligations of Intasco Corporation and Intasco USA, Inc., (together “Intasco”) and a related party to indemnify the Canadian Buyer and US Buyer against certain claims, losses, and liabilities. The purchase price of the total Acquisition is subject to adjustment based upon Intasco's working capital at closing. In addition to the cash purchase price, the Company agreed to assume certain, specified liabilities. The purchase price was paid with borrowings under a new Credit Facility which replaced the Company's existing facility.

Intasco provides cutting edge tape products to the automotive and manufacturing industries and specifically provides material conversion for pressure sensitive product such as film, label stock and foams as well as adhesives and automotive die cuts with a specialty in interior and exterior attachment systems primarily in the United States and Canada. For the 12 month period ended January 31, 2016, Intasco generated approximately $17.8 million USD in revenues, with net income of approximately $2.6 million USD and EBITDA of approximately $3.6 million USD.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item with respect to the Acquisition will be filed by an amendment to this initial report on Form 8-K as soon as practicable, and in any event not later than 75 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item with respect to the Acquisition will be filed by an amendment to this initial report on Form 8-K as soon as practicable, and in any event not later than 75 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Dated: April 29, 2016	By:	/s/ Thomas Tekiele
Name: Thomas Tekiele
Title: Chief Financial Officer (Principal Financial and Accounting Officer)